                                                               EXHIBIT 1.5

                                                               Execution Copy


THIS CONVERTIBLE PROMISSORY NOTE AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND MAY NOT UNDER ANY CIRCUMSTANCES BE SOLD, TRANSFERRED OR OTHERWISE DISPOSED OF WITHOUT AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND ANY APPLICABLE STATE SECURITIES LAWS OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER SUCH ACT OR APPLICABLE STATE SECURITIES LAWS.

THE TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE IS ALSO SUBJECT TO THE RESTRICTIONS CONTAINED IN THAT CERTAIN SECURITIES PURCHASE AGREEMENT, DATED JULY 21, 1999, BY AND BETWEEN TARGETED GENETICS CORPORATION AND ELAN INTERNATIONAL SERVICES, LTD.


                         TARGETED GENETICS CORPORATION
                          CONVERTIBLE PROMISSORY NOTE


U.S. $12,015,000                                              July 21, 1999
                                                              New York, New York

                  The undersigned, Targeted Genetics Corporation, a Washington corporation with offices at 1100 Olive Way, Suite 100, Seattle, Washington 98101 (the "Company"), unconditionally promises to pay to Elan International Services,
      -------
Ltd., a Bermuda private limited company ("EIS"), or its permitted assigns,
                                          ---
transferees and successors as provided herein (collectively, the "Holder"), on
                                                                  ------
July 21, 2005 (the "Maturity Date"), at such place as may be designated by the
                    -------------
Holder to the Company, the principal amount outstanding hereunder (not to exceed U.S.$12,015,000), together with interest thereon accrued at a rate per annum equal to 12.0%, from and after the date of the initial disbursement of funds hereunder (the "Original Issue Date"), compounded on a semi-annual basis, the
                -------------------
initial such compounding to commence on the date that is six months from and after the Original Issue Date (each such date, a "Compounding Date").
                                                  ----------------

       SECTION 1.  SECURITIES PURCHASE AGREEMENT AND FUNDING AGREEMENT.

                  This Note is issued pursuant to a Securities Purchase Agreement dated as of the date hereof, by and between the Company and EIS (as amended at any time, the "Securities Purchase Agreement"), and is intended to be
                          -----------------------------
afforded the benefits thereof, including the representations and warranties set forth therein. The Company shall use the proceeds of the issuance and sale of this Note solely in accordance with the provisions set forth therein and in a certain Funding Agreement, dated as of the date hereof
                               -----------------
(as amended at any time, the "Funding Agreement"), by and among Elan Corporation, plc, an Irish public limited company and the parent corporation of EIS, EIS and the Company, and as described in Section 6 below. Capitalized terms used but not otherwise defined herein shall have the meanings given such terms in the Securities Purchase Agreement.

     SECTION 2.  DISBURSEMENTS.

     (a)  From and after the date hereof and until July 21, 2002, disbursements shall be made by the Holder to the Company hereunder in minimum increments of U.S.$500,000 (except in the event that an amount less than U.S.$500,000 shall be remaining and available for funding hereunder, in which case such lesser amount may be funded hereunder); provided, that the Company shall deliver notice of a request therefor to the Holder in the form attached hereto as Exhibit A (the "Disbursement Notice"), together with an Officer's
          ---------       -------------------
Certificate confirming that as of such date no Event of Default exists hereunder; the Holder shall, subject to the terms and conditions hereof, fund such amount within 10 business days of the receipt of the Disbursement Notice, subject to the receipt by the Holder of any required approvals under the Mergers and Takeovers (Control) Acts 1978-1996. A "business day" is any day that commercial banks are open for the transaction of business in the City of New York.

     (b) Subject to the remainder of this Section 2, if the Holder and the Company agree to extend the Research and Development Term, as defined in the Joint Development and Operating Agreement dated as of the date hereof, then disbursements shall be made by the Holder to the Company hereunder until the end of the Research and Development Term.

     (c) The Holder shall not be required to disburse more than a maximum principal amount, excluding accruals of interest, of U.S.$12,015,000.

     SECTION 3.  PAYMENTS AND COVENANTS.

     (a) Unless earlier converted in accordance with the terms of Section 4 below, or prepaid in accordance with the terms hereof, the entire outstanding principal amount of this Note, together with any accrued and unpaid interest thereon, shall be due and payable on the Maturity Date.

     (b) Accrued interest hereon shall be paid, at the Company's option, either (i) in cash or (ii) shall be capitalized and added to the principal amount outstanding hereunder on each Compounding Date.

     (c)  This Note may be prepaid by the Company, in whole or in part on a per tranche basis, at any time, upon not less than 15 days' prior written notice to EIS, in cash, by causing to be paid to the Holder an amount equal to the higher of (x) the fair market value of the Company's Common Stock, par value $.01 per share (the "Common Stock") based on a price per share equal to the
                     ------------
average of the closing price of the Common Stock for the 60 trading days ending two business days prior to the date of repayment, underlying such tranche at the time of such repayment, and (y) the outstanding principal amount of such tranche and any and all accrued and unpaid interest thereon.

       (d) This Note may be prepaid by the Company, in whole or in part on a per tranche basis, at any time, upon not less than 15 days' prior written notice to EIS, in shares of the Common Stock, by causing to be issued to the Holder the number of shares of Common Stock equal to the outstanding principal amount of such tranche and any and all accrued and unpaid interest thereon divided by the lesser of (1) the price equal to the average of the closing price of the Common Stock for the 60 trading days ending two business days prior to the date or of repayment and (2) the Conversion Price (as defined below).


     SECTION 4.  CONVERSION.

     (a)  Conversion Right.
          ----------------

          (i) From and after the Original Issue Date and until this Note is repaid in full, the Holder shall have the right from time to time, in its sole discretion, to convert the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, on a per tranche basis (each, a "Conversion Right"), into such number of shares
                                  ----------------
          of Common Stock that shall be obtained by dividing the sum of the outstanding principal amount of such tranche and all accrued and unpaid interest thereon by a per share price calculated as 150% of the average of the closing price of the Common Stock for the 60 trading days ending two business days prior to the date that disbursement of such tranche is requested by the Company (each, a "Conversion Price").
                                                             ----------------
          For the purposes of calculating the Conversion Price, each accrual of interest shall constitute a new tranche hereunder.


          (ii) The Holder shall be entitled to exercise a Conversion Right upon at least five days' prior written notice to the Company, such notice to be in the form attached hereto as Exhibit B. Within 10 days
                                                      ---------
          of the conversion date specified in such notice, the Company shall issue stock certificates to EIS representing the aggregate number of shares of Common Stock due to EIS as a result of such conversion.

          (b)  Reclassification, Etc. In case of (i) any reclassification,
               ---------------------
reorganization, change or conversion of securities of the class issuable upon conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder (other than a change in par value, or from par value to no par value), or (ii) any consolidation of the Company with or into another entity (other than a merger or consolidation with another entity in which the Company is the surviving entity and that does not result in any reclassification or change of the class of securities issuable upon the conversion of the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder), or (iii) any sale of all or substantially all the assets of the Company (excluding the transactions contemplated by the Transaction Documents), then the Company, or such successor or purchasing entity, as the case may be, shall duly execute and deliver to the Holder a new Note or a supplement hereto (in form and substance reasonably satisfactory to the

Holder of this Note), so that the Holder shall have the right to receive, at a total purchase price not to exceed the outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, and in lieu of the shares of Common Stock theretofore issuable upon the conversion of such outstanding principal amount and accrued and unpaid interest then-outstanding hereunder, the kind and amount of shares of stock and other securities, money and property receivable upon such reclassification, reorganization, change, merger, consolidation or conversion by a holder of the number of shares of Common Stock then issuable under this Note. Such new Note shall provide for adjustments that shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this Section 4(b) shall similarly attach to successive reclassifications, reorganizations, changes, mergers, consolidations, transfers or conversions.

     (c)  No Impairment. The Company will not, by amendment of its Articles of
          -------------
Incorporation or bylaws or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this Section 4 and in the taking of all such action as may be necessary or appropriate in order to protect the rights of EIS against impairment. This provision shall not restrict the Company from otherwise amending and/or restating its Articles of Incorporation in accordance with Washington Business Corporation Act.

     (d)  Notice of Adjustments. Whenever the consideration issuable upon a
          ---------------------
conversion hereunder shall be changed pursuant to this Section 4, the Company shall prepare a certificate setting forth, in reasonable detail, the event requiring the change and the kind and amount of shares of stock and other securities, money and property subsequently issuable upon a conversion hereof. Such certificate shall be signed by its chief financial officer and shall be delivered to EIS.

     (e)  Fractional Shares; Rounding. No fractional shares of Common Stock will
          ---------------------------
be issued in connection with any exercise hereunder, but in lieu of such fractional shares the Company shall make a cash payment therefor based on the applicable Conversion Price. All calculations under this Section 4 shall be made to the nearest cent or to the nearest one-hundredth of a share, as the case may be.

     SECTION 5.  EXCHANGE RIGHT.

     (a) In the event that EIS shall exercise the EIS Exchange Right, EIS shall cause to be paid to the Company, within 30 days of such exercise, an amount equal to 30.1% of the total amount of Subsequent Funding (as such term is defined in the Funding Agreement dated as of the date hereof) to date provided by each of the parties to Newco, in accordance with the terms of the Funding Agreement, together with all accrued interest thereon.

     SECTION 6.  USE OF PROCEEDS.

          The Company shall use the proceeds of this Note solely for developmental funding of Newco, including the reimbursement of the Company for any amounts previously advanced for such developmental funding, provided that the Board of Directors of Newco has determined that such developmental funding is necessary (which shall include the consent of at least one of the Company's directors and the EIS director). Accordingly, total disbursements hereunder shall not exceed the amount of Subsequent Funding paid by the Company to Newco pursuant to the Funding Agreement.

     SECTION 7.  EVENTS OF DEFAULT.

          The occurrence of any of the following events shall constitute an event of default (an "Event of Default"):
                         ----------------

     (a) a default in the payment of the principal amount of this Note, when and as the same shall become due and payable;

     (b) a default in the payment of any accrued and unpaid interest on this Note, when and as the same shall become due and payable;

     (b) a material breach by the Company of its obligations under the JDOA or the Company License Agreement, which breach remains uncured 60 days after written notice thereof by EIS;

     (c) a distress, execution, sequestration or other process is levied or enforced upon the Company or sued out against a material part of its property which is not discharged or challenged within 30 days;

     (d) the Company is unable to pay its debts in the normal course of business;

     (e) the Company ceases wholly or substantially to carry on its business, otherwise than for the purpose of a reconstruction or amalgamation, without the prior written consent of the EIS (such consent not to be unreasonably withheld);

     (f) the appointment of a liquidator, receiver, administrator, examiner, trustee or similar officer of the Company or over all or substantially all of its assets under the law; or

     (g)  any other termination of the JDOA.

     SECTION 8.  REMEDIES IN THE EVENT OF DEFAULT.

     (a) In the case of any Event of Default by the Company, the Holder, may in its sole discretion, demand that the aggregate amount of funds advanced to the Company under this Note and outstanding hereunder and accrued and unpaid interest thereon shall, in addition to all other rights and remedies of the Holder hereunder and under applicable law, be and become immediately due and payable upon written notice delivered by the Holder to the Company. Notwithstanding the preceding sentence, the rights of the Holder as set forth in Section 4 hereunder shall survive any such acceleration and payment. If the Holder shall accelerate and be paid and then elect to exercise the Conversion Right, the Holder shall pay the Company for shares of Common Stock issued under such Conversion Right.

     (b) The Company hereby waives demand and presentment for payment, notice of nonpayment, protest and notice of protest, diligence, filing suit, and all other notice and promises to pay the Holder its costs of collection of all amounts due hereunder, including reasonable attorneys' fees.

     (c) In the case of any Event of Default under this Note by the Company this Note shall continue to bear interest after such default at the interest rate otherwise in effect hereunder plus 3% per annum (but in any event not in excess of the maximum rate of interest permitted by applicable law).

     SECTION 9.   SENIORITY.

          The Company shall not, without the prior written consent of the Holder, incur any indebtedness for money borrowed that shall rank senior(in right or priority of payment or otherwise)to the Note, other than (a)financing under bank credit agrements or similar financing failities, up to a maximum aggregate outstanding principal and committed amountof $5 million,(b) secured financing and capital lease obligations in connection with the acquisition of assets, to the extent such obligations are secured by the assets acquired and the lender's recourse to the Company other than in respect of such assets (which may be senior to the Note) is subordinate to or pari passu with the Note, and
(c) any financing extended by Medeva plc (or its affiliates) to fund the construction by the Company of any manufacturing facility, so long as such funding is not secured by other assets (which may be senior to the Note) is subordinate to or pari passu with the Note, provided, that the Company may incur additional indebtedness that ranks pari passu with the obligations evidenced hereby.


     SECTION 10.  MISCELLANEOUS.

     (a) EIS may assign this Note to its affiliates and subsidiaries, as well as any off-balance sheet special purpose entity established by EIS. This Note and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns; provided, however, that EIS and the Company shall remain liable for their respective obligations hereunder after any such assignment.

     (b) All notices, demands and requests of any kind to be delivered to any party in connection with this Agreement shall be in writing and shall be deemed to have been duly given if personally delivered or if sent by nationally-recognized overnight courier or by registered or certified mail, return receipt requested and postage prepaid, or by facsimile transmission, addressed as follows:


                                    (i) if to the Company:

                                    Targeted Genetics Corporation
                                    1100 Olive Way, Suite 100
                                    Seattle, Washington  98101
                                    Attention:  Chief Executive Officer
                                    Facsimile:  (206) 623-7064

                                    with a copy to:

                                    Perkins Coie
                                    1201 Third Avenue, 48th Floor
                                    Seattle, Washington  98101
                                    Attn:  Stephen M. Graham, Esq.
                                    Facsimile:  (206) 583-8500

                                    (ii) if to EIS, to:

                                    Elan International Services, Ltd.
                                    102 St. James Court
                                    Flatts, Smiths Parish
                                    Bermuda  SL04
                                    Attention: President
                                    Fax:  441-292-2224

                                    with a copy to:

                                    Brock Silverstein LLC
                                    800 Third Avenue
                                    New York, New York 10022
                                    Attention: David Robbins, Esq.
                                    Fax:  212-371-5500

Each party, by written notice given to the other in accordance with this Section 10(b) may change the address to which notices, other communication or documents are to be sent to such party. All notices, other communications or documents shall be deemed to have been duly given when received. Any such notice or communication shall be deemed to have been effectively given, (a) in the case of personal delivery, on the date of such delivery, (b) in the case of nationally-recognized overnight courier, on the second business day after the date when sent, (c) in the case of mailing, on the fifth business day following that day on which the piece of mail containing such communication is posted, and
(d) in the case of facsimile transmission, on the date of transmission.

     (c) This Note may not be modified or amended, or any of the provisions hereof waived, except by written agreement of the Company and EIS.

     (d) This Note shall be governed by and construed in accordance with the laws of the State of New York, without giving effect to principles thereof relating to conflicts of laws.

     (e) This Note may be executed in any number of counterparts, and each such counterpart hereof shall be deemed to be an original instrument, but all such counterparts together shall constitute one note. The Note may be signed and delivered to the other party by a facsimile transmission; such transmission shall be deemed a valid signature.

     (f) Each of the parties shall be responsible for its own costs and expenses incurred in connection with the transactions contemplated hereby.

     (g) This Note is a registered instrument. A manually signed copy of this Note shall be evidence of the rights of EIS only and is not a bearer instrument. The Company will keep books of registry in which it will register by book entry the interest of EIS in this Note and register by book entry any transfer of the rights of EIS or any subsequent holder in this Note or the payments due hereunder. No transfer by EIS or any subsequent holder of this Note of any interest in this Note shall be permitted unless a book entry of such transfer is made upon such registry and such transfer is effected in compliance with this Section 10(g). Prior to the registration of any transfer by EIS or any subsequent holder of an interest in this Note, the Company shall deem and treat the registered owner of this Note, or any portion thereof, as the owner hereof for all purposes.

          IN WITNESS WHEREOF, the Company and EIS have executed this Note on the date first above written.


                                    TARGETED GENETICS CORPORATION


                                    By: /s/ Stewart Parker
                                       ---------------------------
                                       Name:  H. Stewart Parker
                                       Title: President & CEO


                                    ELAN INTERNATIONAL SERVICES, LTD.


                                    By: /s/ Kevin Insley
                                       ---------------------------
                                       Name:  Kevin Insley
                                       Title: President & CFO

                                   EXHIBIT A

                      NOTICE OF REQUEST FOR DISBURSEMENT
                      ----------------------------------

Date:

To:      Elan International Services, Ltd.

From:    Targeted Genetics Corporation

Re:      Disbursement Request

______________________________________________________________________________

         Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Targeted Genetics Corporation (the "Company") to Elan International Services, Ltd. ("EIS"), dated ______, 1999, the Company hereby notifies EIS of its request for a disbursement thereunder in the amount of $_________. Please provide funding in the requested amount to the Company in accordance with the following wire instructions

                           [






                                                         ]



                                      Sincerely,

                                      TARGETED GENETICS CORPORATION



                                      By: ____________________
                                          Name:
                                          Title:

                                   EXHIBIT B

               NOTICE OF ELECTION TO EXERCISE A CONVERSION RIGHT
               -------------------------------------------------
Date:

To:      Targeted Genetics Corporation

From:    Elan International Services, Ltd.

Re:      Exercise of a Conversion Right

________________________________________________________________________________

         Pursuant to the terms of the Convertible Promissory Note (the "Note") issued by Targeted Genetics Corporation (the "Company") to Elan International Services, Ltd. ("EIS"), dated July 21, 1999, specifically Section 4 thereof, EIS hereby notifies the Company of its intention to exercise a right of conversion.

         Pursuant to Section 4 of the Note, EIS hereby elects to convert [$__________]* in aggregate principal amount and all accrued and unpaid interest thereon for shares of the Company's Common Stock, par value $.001 per share, effective [__________, ____]

         We have instructed our attorneys to contact the Company to discuss the timing and documentation of the conversion.


                                      Sincerely,

                                      ELAN INTERNATIONAL SERVICES, LTD.


                                      By: ___________________________
                                          Name:
                                          Title:



--------------------
* Amount must represent one or more tranches drawn down by the Company under the Note.